Exhibit 10.1(b)
AMENDMENT TO OFFICE LEASE AGREEMENT
THIS AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of the 16th day of June, 2016, effective as of the Delivery Date (as hereinafter defined) (the “Effective Date”), by and between ALPHA 4, L.P., a Pennsylvania limited partnership, having an address at 6019 Grafton Street, Pittsburgh, Pennsylvania 15206 (“Landlord”), and DUOLINGO, INC., a Delaware corporation, having an address at 5533 Walnut Street, Pittsburgh, Pennsylvania 15232 (“Tenant”). For the purpose of this Amendment, Landlord and Tenant are sometimes individually referred to as a “Party” and collectively as the “Parties”.
WITNESSETH:
WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated on or about November 18, 2015 (the “Lease”), pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to Lease from Landlord, approximately 17,649 square feet of combined retail and office space situate in the two (2) story building located at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206 (the “Building”), comprised of approximately 15,989 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building (as more particularly defined in the Lease, the “Premises”); and
WHEREAS, Landlord delivered, and Tenant accepted possession of the Premises on April 8, 2016 (the “Delivery Date”), pursuant to that certain Office Lease Acceptance Agreement dated April 7, 2016 from Tenant to Landlord (the “Acceptance Agreement”):
WHEREAS, subsequent to the execution of the Lease, Tenant’s construction plans and specifications for the Premises have been modified, resulting in a revised area plan and an increase in the approximate total square footage of the Premises; and
WHEREAS, Landlord and Tenant now desire to amend and modify the terms and conditions of the Lease to account for the increase in the approximate total square footage of the Premises, in accordance with the terms and conditions of this Amendment;
NOW, THEREFORE, in consideration of the above premises and mutual covenants and agreements set forth herein, and for other good and adequate consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:
1.    Recitals; Definitions. The foregoing recitals are adopted by reference and made of part of this Amendment as though fully restated herein. Capitalized terms not otherwise defined in this Amendment shall have the meaning(s) as defined in the Lease.
2.    Modification of Lease. Landlord and Tenant hereby modify the Lease by replacing and substituting any and all references contained in the Lease as to the square footage (and/or approximate square footage) of the Premises (formerly 17,649 square feet, comprised of 15,989 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building) with the following:

“17,801 square feet, comprised of 16,141 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building”.
For purposes of clarity and avoidance of doubt, “17,801” shall replace “17,649” in Section 1.1 (Premises Rentable Area) of the Lease, and “16,141” shall replace “15,989” in Section 1.1 (Premises Rentable Area), Section 1.1 (Tenant Allowance), Section 1.1 (Base Rent), and Section 1.1 (Tenant’s Proportionate Share) of the Lease.

3.    Amendment. The Lease is hereby amended as follows:
a.    Exhibit F. Landlord and Tenant agree that Exhibit F to the Lease (Rentable Square Foot Calculations) is hereby deleted in its entirety and is replaced and substituted in its stead with Exhibit F-1 attached hereto and incorporated herein. As of the Effective Date, any and all references to Exhibit F in the Lease shall mean and refer to Exhibit F-1 attached hereto.
b.    Tenant Allowance. Landlord and Tenant agree that the definition of “Tenant Allowance” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and is amended and restated as follows:
“Tenant Allowance: $35.00 per rentable sq. ft. ($564,935 based on 16,141 square feet) to complete the Tenant’s Work. Tenant shall be solely responsible for the cost of al Tenant’s Work and improvements to the Premises in excess of the foregoing.”
c.    Base Rent. Landlord and Tenant agree that the definition of “Base Rent” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and is amended and restated as follows:
Base Rent: (Based on 16,141 sq. ft.)

Period	Base Rent
Initial Term	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Years 1-5	$26.00	$419,666.00	$34,972.17

First Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 6	$26.52	$428,059.32	$35,671.61
Year 7	$27.05	$436,614.05	$36,384.50

Second Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 8	$27.59	$445,330.19	$37,110.85
Year 9	$28.14	$454,207.74	$37,850.65

Third Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 10	$28.70	$463,246.70	$38,603.89
Year 11	$29.27	$472,447.07	$39,370.59
d.    Tenant’s Proportionate Share. Landlord and Tenant agree that the first sentence in the definition of “Tenant’s Proportionate Share” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and is amended and restated as follows:
“Tenant’s Proportionate Share: 33.58% (16,141 sq. ft./48,067 sq. ft.).”
For purposes of clarity and avoidance of doubt the remainder of the definition of Tenant’s Proportionate Share as set forth in Section 1.1 (excluding the first sentence restated above) shall remain in full force and effect.
4.    Entire Agreement. The Lease and this Amendment contain all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth in the Lease and this Amendment.
5.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.
6.    Counterparts. This Amendment may be executed in any number of counterparts and it shall not be necessary that the signatures of all Parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Facsimile copies or electronic image printouts of signatures may be assembled and appended to one counterpart of this Amendment, which shall be deemed effective as an original instrument.
7.    Ratification. Except as expressly modified and amended by the provisions of this Amendment, all other terms, covenants and conditions of the Lease are hereby ratified and affirmed and will remain in full force and effect as between Landlord and Tenant. If there is any conflict between this Amendment and the Lease, this Amendment shall control unless the context clearly indicates otherwise. As of the Effective Date as set forth herein, the term “Lease” shall refer to the Lease as modified by this Amendment.
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[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed and delivered this Amendment to Lease as of the day and year first above written.

LANDLORD:

ALPHA 4, L.P., a Pennsylvania limited partnership

By: Alpha 4 GP, LLC, a Pennsylvania limited liability company, its sole general partner

By:	/s/ Anthony J. Dolan
Anthony J. Dolan, President

TENANT:

DUOLINGO, INC., a Delaware corporation

By:	/s/ Luis von Ahn

Name:	Luis von Ahn

Title:	CEO

ACKNOWLEDGMENT OF TENANT
Tenant hereby acknowledges again its consent to the provisions of Section 14.6 of the Lease as follows:
14.6 Judgment in Ejectment. FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, OR UPON TERMINATION OF THE TERM OF THIS LEASE AND THE FAILURE OF TENANT TO DELIVER POSSESSION TO LANDLORD, TENANT FURTHER, AT THE OPTION OF LANDLORD, AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES FILED IN THE COMMONWEALTH OF PENNSYLVANIA, WITH RELEASE OF ALL ERRORS. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR POSSESSION OF THE PREMISES AND, AT LANDLORD’S OPTION, FOR THE AMOUNT OF ANY JUDGMENT, AND ALL COSTS, INCLUDING THE FEES OF ATTORNEYS AND OTHER PROFESSIONALS AND EXPERTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE RE-ENTER AND EXPEL TENANT FROM THE PREMISES, AND ALSO ANY PERSONS HOLDING UNDER TENANT.
BY SIGNING THIS DOCUMENT, TENANT AGREES THAT A JUDGMENT MAY BE ENTERED AGAINST IT WITHOUT A TRIAL. TENANT ALSO ACKNOWLEDGES THAT, BY SIGNING THIS JUDGMENT, IT IS WAIVING CERTAIN RIGHTS TO NOTICE AND A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT ENTERED PURSUANT TO THIS DOCUMENT, AND THAT IT KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES THOSE RIGHTS AFTER CONSULTATION WITH LEGAL COUNSEL.

WITNESS:	DUOLINGO, INC., a Delaware corporation

/s/ [illegible]	By:	/s/ Luis von Ahn

	Name:	Luis von Ahn

	Title:	CEO

EXHIBIT F-1
SQUARE FOOTAGE CALCULATION
(See Attached)
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)